UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2009

The New York Times Company

(Exact name of registrant as specified in its charter)

New York	1-5837	13-1102020
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

620 Eighth Avenue, New York, New York		10018
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 556-1234

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 6, 2009, an affiliate of The New York Times Company (the “Company”) entered into an Agreement of Purchase and Sale and a Lease Agreement with an affiliate of W. P. Carey & Co. LLC (“W. P. Carey”), pursuant to which the Company agreed to sell and simultaneously lease back a portion of its leasehold condominium interest in the Company’s headquarters building located at 620 Eighth Avenue, New York, New York (the “Condo Interest”).  The purchase price for the Condo Interest is $225 million.

The sale-leaseback transaction encompasses 21 floors, or approximately 750,000 rentable square feet, currently occupied by the Company.  The lease term is 15 years, and the Company has three renewal options that could extend the term for an additional 20 years.  The first year’s annual rental rate is approximately $24 million and will increase 1.5 percent per year through the 10th year of the lease.  Thereafter, it will increase 2.25 percent per year.  During the 15th year of the lease, the rental rate will be approximately $30.5 million.  In addition to rent, the Company will continue to pay taxes as well as utility, maintenance and all other operating costs.

The Company has an option, exercisable during the 10th year of the lease term, to repurchase the Condo Interest for $250 million.

For tax and accounting purposes, the transaction will be treated as a financing transaction.  As such, the Company will continue to depreciate the condominium interest and will treat the rental payments as interest expense.  The difference between the purchase option price of $250 million and the sale proceeds of $225 million, or $25 million, will be amortized over a 10-year period.

The Company will use the proceeds to retire long-term indebtedness by calling for a redemption of all $250 million outstanding aggregate principal amount of its 4.5% notes due 2010.  For information about the redemption, see Item 8.01 of this report.

The foregoing descriptions are qualified in their entirety by reference to the Agreement of Purchase and Sale and Lease Agreement, copies of which are attached as Exhibits 10.1 and 10.2 and incorporated by reference herein.  A copy of the Company’s related press release is attached as Exhibit 99.1.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 8.01.	Other Events.

On March 9, 2009, the Company announced that it will use the proceeds of the sale-leaseback transaction to redeem all $250 million outstanding aggregate principal amount of its 4.5% notes due 2010.  A copy of the Company’s press release announcing the redemption of the notes is attached as Exhibit 99.2 to this report and incorporated by reference herein.

Forward-Looking Statements

Except for the historical information contained herein, the matters discussed in this current report on Form 8-K are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those predicted by such forward-looking statements.  These risks and uncertainties include national and local conditions, as well as competition, that could influence the levels (rate and volume) of retail, national and classified advertising and circulation generated by our various markets and material increases in newsprint prices.  They also include other risks detailed from time to time in the Company’s publicly filed documents, including the Company’s Annual Report on Form 10-K for the year ended December 28, 2008.  The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d)   Exhibits

Exhibit Number	Description
Exhibit 10.1	Agreement of Purchase and Sale, dated as of March 6, 2009, between NYT Real Estate Company LLC, as seller, and 620 Eighth NYT (NY) Limited Partnership, as buyer
Exhibit 10.2	Lease Agreement, dated as of March 6, 2009, between 620 Eighth NYT (NY) Limited Partnership, as landlord, and NYT Real Estate Company LLC, as tenant
Exhibit 10.3	Third Amendment to Agreement of Sublease (NYT), dated as of March 6, 2009, between 42nd St. Development Project, Inc., as landlord, and NYT Real Estate Company LLC, as tenant
Exhibit 10.4	Fourth Amendment to Agreement of Sublease (NYT), dated as of March 6, 2009, between 42nd St. Development Project, Inc., as landlord, and 620 Eighth NYT (NY) Limited Partnership, as tenant
Exhibit 10.5	Agreement of Sublease (NYT-2), dated as of March 6, 2009, between 42nd St. Development Project, Inc., as landlord, and NYT Real Estate Company LLC, as tenant
Exhibit 10.6	First Amendment to Agreement of Sublease (NYT-2), dated as of March 6, 2009, between 42nd St. Development Project, Inc., as landlord, and NYT Building Leasing Company LLC, as tenant
Exhibit 99.1	The New York Times Company Press Release dated March 9, 2009
Exhibit 99.2	The New York Times Company Press Release dated March 9, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE NEW YORK TIMES COMPANY

Date: March 9, 2009	By:	/s/ Kenneth A. Richieri
Kenneth A. Richieri
Senior Vice President, General Counsel and Secretary

Exhibit List

Exhibit Number	Description
Exhibit 10.1	Agreement of Purchase and Sale, dated as of March 6, 2009, between NYT Real Estate Company LLC, as seller, and 620 Eighth NYT (NY) Limited Partnership, as buyer
Exhibit 10.2	Lease Agreement, dated as of March 6, 2009, between 620 Eighth NYT (NY) Limited Partnership, as landlord, and NYT Real Estate Company LLC, as tenant
Exhibit 10.3	Third Amendment to Agreement of Sublease (NYT), dated as of March 6, 2009, between 42nd St. Development Project, Inc., as landlord, and NYT Real Estate Company LLC, as tenant
Exhibit 10.4	Fourth Amendment to Agreement of Sublease (NYT), dated as of March 6, 2009, between 42nd St. Development Project, Inc., as landlord, and 620 Eighth NYT (NY) Limited Partnership, as tenant
Exhibit 10.5	Agreement of Sublease (NYT-2), dated as of March 6, 2009, between 42nd St. Development Project, Inc., as landlord, and NYT Real Estate Company LLC, as tenant
Exhibit 10.6	First Amendment to Agreement of Sublease (NYT-2), dated as of March 6, 2009, between 42nd St. Development Project, Inc., as landlord, and NYT Building Leasing Company LLC, as tenant
Exhibit 99.1	The New York Times Company Press Release dated March 9, 2009
Exhibit 99.2	The New York Times Company Press Release dated March 9, 2009